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                                 July 16, 1998
                                                                     EXHIBIT 5.0

TMCI Electronics, Inc.
1875 Dobbin Drive
San Jose, CA  95133

        Re:  Registration Statement 333-52171 on Form S-1

Ladies and Gentlemen:

        We refer to Pre-Effective Amendment No. 1 to Registration Statement No. 333-52171 (the "Registration Statement") being filed concurrently by TMCI Electronics, Inc., a Delaware corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement pertains to shares of the Company's $0.001 par value common stock (the "Common Stock") and to certain warrants to purchase Common Stock (the "Warrants").

        There are three classes of Warrants being registered, Class B Warrants, Class C Warrants (referred to as "Fee Warrants" in the Registration Statement), and Class D Warrants (referred to as "Exercise Warrants" in the Registration Statement). None of the Class B, Class C, and Class D Warrants have been issued to date. The shares of Common Stock issuable upon exercise of the Warrants (the "Underlying Warrant Shares") are being registered as well. The Registration Statement pertains to a total of 300,000 Class B Warrants, 72,189 Class C Warrants, 29,375 Class D Warrants, and 401,564 Underlying Shares. We note that the Underlying Shares may be resold either by the selling security holders described in the Registration Statement or by the Company in the event that the selling security holders choose to sell the Warrants.

        Of the Common Stock being registered other than the Underlying Shares, 404,539 shares (the "Merger Shares") are currently outstanding, having been issued in connection with the Company's acquisition of Trinity Electronics, Inc ("Trinity"), a California corporation. The balance of the Common Stock being registered, a total of 1,150,851 shares (the "Future Shares") has not been issued as of this date. All of the shares of Common Stock being registered are being registered for resale by their holders rather than by the Company.

        We serve as outside legal counsel to the Company and in such capacity we have examined the following documents and records:

        1. The Company's certificate of incorporation as amended through this date;

        2. The Company's bylaws as amended to date;

        3. Board Actions dated September 22, 1997, and January 30, 1998;

        4. Certificate of Assistant Secretary regarding the foregoing;

        5. Form of Common Stock Certificate;

        6. Forms of agreements covering the Class B and Class C Warrants; and

        7. The October 1, 1997, Merger Agreement and Plan of Reorganization covering the merger of Trinity into a wholly-owned subsidiary of the Company.

We have assumed for the purposes of this opinion that the signatures on documents and instruments examined by us are authentic, that each document is what it purports to be, and that


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all documents submitted to us as copies conform with the originals, which facts we have not independently verified.

        This opinion relates solely to the laws of the State of California and the federal law of the United States, and we express no opinion with respect to the effect or application of any other laws. Special rulings of authorities administering such laws or opinions of other counsel have not been sought or obtained.

        This Opinion Letter is governed by, and to be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (the "Accord"). As a consequence, it is subject to a number of qualifications (including, without limitation, and with respect to each opinion rendered below, the "General Qualifications" as defined in the Accord), exceptions, definitions, limitations on coverage, and other limitations, all as more particularly described in the Accord, and should be read in conjunction with the Accord. This Opinion Letter also is governed by, and to be interpreted in accordance with, the "California Provisions" and the "California Generic Exception," as defined in The Business Law Section of the State Bar of California Report on the Third-Party Legal Opinion Report of the ABA Section of Business Law (the "California Report"), and is therefore subject to a number of additional qualifications, exceptions and understandings, all as more particularly described in the California Report, and should be read in conjunction with the California Report.

        Based upon our examination of and in reliance upon the foregoing and subject to the limitations set forth below, we are of the opinion that as of the date hereof:

1. The Warrants, when issued for the consideration and in the manner described in the Registration Statement, will be legally issued.

2. The Merger Shares are legally issued, fully paid, and non-assessable.

3. The Future Shares and Underlying Shares, when issued for the consideration and in the manner described in the Registration Statement, will be legally issued, fully paid, and non-assessable.

        This opinion is rendered solely in connection with the Registration Statement and may not be used for other purposes. We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the heading "Legal Maters" in the Prospectus contained therein. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of Section 7 of the Act.




                                Rosenblum, Parish & Isaacs, P.C.



                                By /s/ Rosenblum, Parish & Isaacs
                                   --------------------------------
                                       Member of the Firm